BY-LAWS
                                       OF
                           DOUGLAS & LOMASON COMPANY

                             A Michigan Corporation



                                   ARTICLE I

                             Shareholders' Meetings


       Section 1. Annual Meeting. The annual meeting of shareholders shall be held on such date during the month of March or April of each year and at such time and place as shall be fixed by the Board of Directors, for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting. Any annual meeting not held on the day designated therefore may be held on any day thereafter to which said meeting may be adjourned.

       Section 2. Special Shareholders' Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the President, or by the Board of Directors.

       Section 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Michigan as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Company in the State of Michigan.

       Section 4. Notice of Meetings. Written notice of the date, time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail by the Company or its duly authorized agent, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Company, with postage prepaid.

       Section 5. Quorum. At all meetings of shareholders, except where it is otherwise provided by law, the holders of a majority of the outstanding shares entitled to vote, being present in person or represented by proxy, shall constitute a quorum for all purposes.

       Section 6. Inspectors of Election. Prior to the annual meeting of shareholders, the Chairman of the Board or the President shall appoint at least two Inspectors of Election to act as inspectors at such meeting and at any meeting of shareholders which may be held during the ensuing year. It shall be the duty of Inspectors of Election to receive and classify all proxies as received, check the proxies with the record of shareholders entitled to vote at such meetings, pass on all matters as to the qualification of shareholders to vote and the validity of proxies, the acceptance or rejection of proxies, tabulate votes, and report to the chairman of the meeting the total number of shares represented at the meeting in person or by proxy, and the result of the voting.

       Section 7. Voting. At all meetings of shareholders, every shareholder of record as of the applicable record date shall be entitled to vote, either in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or by an authorized agent of the shareholder. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, except as otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing, at the discretion of the chairman of the meeting.

       Section 8. Adjournments. Any annual or special meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it is not necessary to give notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

                                   ARTICLE II

                                   Directors

       Section 1. Number and Term of Office. The number of directors constituting the entire Board of Directors shall not be less than three (3) nor more than twelve (12), the exact number of directors to be fixed from time to time only by vote of a majority of the Board then in office.

       The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The first class of the Board of Directors shall be elected to hold office for a term expiring at the annual meeting of shareholders in 1984; directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and in each case, until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. At each annual election held after the initial classification and election in the manner provided above, directors elected to succeed those whose terms expire shall be elected to serve until the end of the third annual meeting of shareholders after their election and until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       The age limit shall be 70 for directors. A director will not be eligible for re-election at the annual meeting of the shareholders next following the date on which he attains the age of 70, provided, however, that the age limit shall not apply to persons who were directors of the Company at November 17, 1993, and further, the age limit may be waived by the directors in individual cases. If a director is less than age 70 at the time of election but shall be over age 70 at the time of expiration of his term, such director shall serve his full term notwithstanding the age limitation set forth herein.

       Section 2. Vacancies. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each director chosen to fill a newly created directorship shall hold office until the next election for the class for which such director shall have been chosen and until his successor is elected and qualified, or until his earlier death, resignation or removal.

       Section 3. Removal. A director of the Company may be removed from office for any reason (i) by a two-thirds vote of the full Board in attendance and voting at any meeting, but not by less than a majority of the entire Board then in office, or (ii) by the vote of the holders of two-thirds of the capital stock then outstanding and entitled to vote, at a special meeting of the shareholders called for that purpose.

       Section 4. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held on the date of the annual meeting of the shareholders of the Company. There shall be regular meetings of the Board of Directors, in addition to the annual meeting, at the principal office of the Company, or at such other place as may be designated (i) by the Chairman of the Board or the President, provided that notice of such designation of a regular meeting is given personally or by telephone, mail or telegram or similar means of communication to the last known address of each director at least three (3) days before such meeting, or (ii) by a resolution of the Board of Directors.

       Section 5. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the Chairman of the Board, or the President, or pursuant to resolution of the Board of Directors. Notice thereof shall be given personally or by telephone, mail or telegram or similar means of communication to the last known address of each director at least one (1) day before such meeting. Any director may waive notice of any meeting. Neither the business to be transacted at, nor the purpose of, a special meeting need be specified in the notice or waiver of notice of the meeting.

       Section 6. Quorum and Voting. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business, except where otherwise provided by law or the Articles of Incorporation or the By-Laws; but a majority of members present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is required by law or the Articles of Incorporation or the ByLaws.

       Section 7. Action of Directors Without a Meeting. Except as otherwise provided by law, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. The consent has the same effect as a vote of the Board of Directors or committee for all purposes.

       Section 8. Compensation. The members of the Board of Directors of the Company who are not full time officers or employees of the Company shall receive such reasonable compensation and expenses for their services all as determined by the Board of Directors.

       Section 9. Nomination of Directors. Nominations for election to the Board of Directors of the Company at a meeting of shareholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any shareholder of the Company entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the Company at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice shall set forth (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating shareholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation material pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provision replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the Company, if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.



                                  ARTICLE III

                                   Committees


       Section 1. Audit Committee. There shall be an audit committee consisting of not less than two members of the Board of Directors with the chairman of the audit committee and the members thereof designated by the Chairman of the Board. The audit committee shall recommend to the Board the conditions and term of appointment of independent public accountants for the auditing of the books and accounts of the Company, the scope of audit procedures, the nature of services to be performed for the Company and the fees to be paid to the independent public accountants. From time to time, as considered necessary and desirable, the committee shall confer with such accountants for the exchanging of views relating to the scope and results of the auditing of books and accounts of the Company and shall provide to the Board such assistance as may be required with respect to the corporate and reporting practices of the Company. The audit committee shall perform such other duties as the Board of Directors may prescribe.

       Section 2. Executive Committee. There shall be an executive committee consisting of either the Chairman of the Board or the president of the Company as chairman of the committee, as determined by the Board of Directors. The other members of the committee shall be selected by the chairman of the committee and may be officers of the Company representing different phases of the Company's operations. The committee shall perform such duties as the Chairman of the Board, the President or the Board of Directors may prescribe.

       Section 3. Nominating Committee. There shall be a nominating committee consisting of not less than two members of the Board of Directors with the chairman of the committee and the members thereof designated by the Chairman of the Board. The committee shall recommend to the Board of Directors nominees for election as directors or to fill vacancies on the Board and shall perform such other duties as the Board of Directors may prescribe.

       Section 4. Other Committees. From time to time, the Board of Directors may constitute and appoint any other committee or committees which the Board may deem necessary or proper for the conduct of the Company's business. Any such committee created by the Board of Directors shall have such duties, powers and authority as shall be specified in the resolution constituting such committee.



                                   ARTICLE IV

                                    Officers

       Section 1. Number. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, one or more of whom may be designated as Senior Vice President or Executive Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Vice Chairman of the Board and a Controller and elect or appoint one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors shall have power to create such other offices as they may from time to time deem expedient.

       Section 2. Election and Term of Office. The officers of the Company shall be elected annually or appointed by the Board of Directors at the annual meeting of the Board of Directors held on the date of the annual meeting of shareholders. If the election of officers shall not be held at that time, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereafter provided.

       Section 3. Removal and Vacancies. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors. Vacancies among officers of the Company during the year may be filled by the Board of Directors for the unexpired portion of the term.

       Section 4.  Chief Executive and Chief Operating Officers.  The
Board of Directors shall, from time to time, designate one of the officers of the Company as the chief executive officer of the Company and may, from time to time, but shall not be required to do so, designate one of the officers of the Company as the chief operating officer of the Company. The chief executive officer shall, subject to the direction of the Board of Directors, have general supervision of the business of the Company and shall supervise the departments, officers and employees thereof, and shall prescribe duties of other officers and employees insofar as they are not specifically provided for by the By-Laws or by resolution of the Board of Directors. He shall be an ex-officio member of all standing committees of the Board of Directors and the Company. The chief operating officer shall have such duties as may be designed by the chief executive officer or by the Board of Directors.

       Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall perform such other duties as may be designated by the Board of Directors.

       Section 6. Vice Chairman of the Board. The Vice Chairman of the Board shall perform such duties as may be designed by the Chief Executive Officer or by the Board of Directors. In the absence or disability of the Chairman of the Board and the President, he shall preside at meetings of shareholders and the Board of Directors.

       Section 7. President. In the absence or incapacity of the Chairman of the Board, the President shall perform the duties of that office. He shall perform such duties as may be designated by the chief executive officer, subject to the direction of the Board of Directors, or by the Board of Directors.

       Section 8. Vice Presidents. In the absence or incapacity of the President, one of the Vice Presidents in such succession or order as shall be determined by the Board of Directors shall perform the duties of that office. The order in which the Vice Presidents are named in any election shall establish such determination of seniority in the absence of any more specific determination by the Board of Directors. The Vice Presidents shall perform such duties and be vested with such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

       Section 9. Secretary, Treasurer and Controller. The Secretary, the Treasurer, and the Controller shall perform such duties as are incident to their offices, or are properly required of them by the Chairman of the Board, the President, the Board of Directors, or are assigned to them by the Articles of Incorporation or these By-Laws.

       Section 10. Assistant Secretary and Assistant Treasurer. The Assistant Secretary or Assistant Secretaries and Assistant Treasurer or Assistant Treasurers shall perform such duties as shall be assigned to them by the officers or the Board of Directors. The Assistant Secretary designated by the chief executive officer of the Company shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and the Assistant Treasurer designated by the chief executive officer of the Company shall, in the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer.

       Section 11. Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the officers or the Board of Directors of the Company.

       Section 12. Compensation. The compensation of the officers of the Company shall be fixed by the Board of Directors.

       Section 13. Additional Duties and Authorities. All of the officers of the Company shall have authority to execute on behalf of the Company any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Company arising in the regular course of business of the Company.



                                   ARTICLE V

                                 Capital Stock

       Section 1. Certificates. The interest of each shareholder of the Company shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

       The stock certificates shall be signed by the Chairman of the Board, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. The seal of the Company may be engraved on the certificates instead of being manually affixed, and the signatures of officers may be facsimile signatures if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before the certificate is issued, the certificate may be issued by the Company with the same effect as if such officer had not ceased to be such officer at the time of its issue. All certificates of stock surrendered to the Company for transfer shall be cancelled and, except in the case of lost or destroyed certificates as hereinafter provided, no new certificate shall be issued until the former certificate or certificates for the shares represented thereby shall have been surrendered and cancelled.

       Section 2. Lost Certificates. When a certificate of stock previously issued is alleged to have been lost or destroyed, a new certificate may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

       Section 3. Transfer of Shares. Transfer of shares of stock of the Company shall be made only on the stock transfer books of the Company, and the Company may decline to recognize the holder of any certificate of stock of the Company as a shareholder until the shares represented by such certificate are transferred into his or her name on the stock transfer books of the Company. The Company shall be entitled to treat the holder of record of any shares of stock as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Board of Directors may appoint one or more stock transfer agents and registrars (which functions may be combined), and may require all stock certificates to bear the signature of such transfer agent and such registrar.

       Section 4. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of a dividend or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.

                                   ARTICLE VI

                                 Miscellaneous

       Section 1. Seal. The corporate seal of the Company shall consist of the words "Douglas & Lomason Company" around the periphery of a circle, with the words "Corporate Seal" within the circle formed by the name of the Company.

       Section 2. Fiscal Year. The fiscal year of the Company shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

       Section 3. Indemnification of Directors, Officers and Employees. The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving another organization or entity at the request of the Company. Such indemnification shall be to the fullest extent, and shall be determined in such manner, as now or hereafter permitted by law. The indemnification shall continue to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, personal representatives and administrators of such person. Neither the Company nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel.



                                  ARTICLE VII

                              Amendment of By-Laws

       The By-Laws may be altered, amended, supplemented or repealed in whole or in part and new By-Laws may be adopted either:

       (a) By the affirmative vote of the holders of record of not less than 80 percent of the outstanding shares of stock of the Company entitled to vote in election of directors, voting for purposes of this Article as one class; or

       (b) By the affirmative vote of a majority of the Board of Directors at any meeting of the Board, or by written consent signed by all members of the Board of Directors in accordance with Section 7 of Article II of these By-Laws; provided, however, no such alteration, amendment or repeal of Article II, Sections 1 or 2 (number and term of office and vacancies) or this Article VII of these By-Laws shall be made by the Board of Directors or be effective unless such alteration, amendment or repeal shall be first approved by a majority of those members of the Board of Directors who would qualify as continuing directors within the meaning of
Article XII of the Articles of Incorporation.